UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 23, 2020

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah	84790
(Address of principal executive offices)	(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, No Par Value	SKYW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2020, SkyWest Airlines, Inc. (“SkyWest Airlines”), a wholly-owned subsidiary of SkyWest, Inc. (the “Company”), entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the U.S. Department of the Treasury (“Treasury”) with respect to the grant program (the “Payroll Support Program”) under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).

Payroll Support Program Agreement

Pursuant to the PSP Agreement, SkyWest Airlines expects to receive from Treasury approximately $438.0 million in the aggregate. Of the $438.0 million, approximately $336.6 million will be a direct grant and approximately $101.4 million will be in the form of a promissory note issued by SkyWest Airlines and guaranteed by the Company (the “Promissory Note”). The funding is expected to be disbursed in four installments: 50% on the closing date, which was received on April 23, 2020 (the “Closing Date”), and three additional disbursements from May to July 2020 (each, a “Disbursement Date”).

In connection with the receipt of financial assistance under the Payroll Support Program, SkyWest Airlines is required to comply with the relevant provisions of the CARES Act, including the requirement that the funding be used exclusively for the continuation of payment of employee wages, salaries and benefits. SkyWest Airlines and, in some cases, the Company will also be subject to certain restrictions, including, but not limited to, limitations on involuntary terminations and furloughs through September 30, 2020, requirements to maintain certain levels of scheduled service, restrictions on the payment of dividends and the repurchase of shares through September 30, 2021, and certain limitations on executive compensation.

Promissory Note

As partial compensation to Treasury for the provision of financial assistance under the PSP Agreement, SkyWest Airlines issued the Promissory Note to Treasury on the Closing Date. The Promissory Note provides for SkyWest Airlines’ unconditional promise to pay to Treasury the principal sum of up to approximately $101.4 million. On the Closing Date, the principal amount of the Promissory Note was approximately $35.7 million, and such principal amount will be increased by an amount equal to 30% of each additional disbursement of grants to SkyWest Airlines under the PSP Agreement on each Disbursement Date following the Closing Date.

The Promissory Note will bear interest at a rate equal to 1.00% per annum until the fifth anniversary of the Closing Date, and 2.00% plus an interest rate based on the secured overnight financing rate per annum (but not less than 0.00%) thereafter until the tenth anniversary of the Closing Date (the “Maturity Date”). Accrued interest will be payable in arrears on the last business day of each of March and September of each year, beginning with September 30, 2020. The aggregate unpaid principal amount of the Promissory Note, all accrued and unpaid interest and all other amounts payable under the Promissory Note will be due and payable on the Maturity Date.

SkyWest Airlines may, at any time, make voluntary prepayments of amounts due under the Promissory Note without penalty or premium. Within 30 days of a Change of Control (as defined in the Promissory Note), SkyWest Airlines is required to make mandatory prepayments of the aggregate principal amount outstanding and any accrued interest or other amounts owing under the Promissory Note at such time.

The Promissory Note is SkyWest Airlines’ senior unsecured obligation, and the guarantee of the Promissory Note is the senior unsecured obligation of the Company. The Promissory Note contains certain events of default, including cross-default with respect to acceleration or failure to pay at maturity other material indebtedness of SkyWest Airlines and the Company. Subject to certain grace periods, upon the occurrence of an event of default, the outstanding obligations under the Promissory Note may, and in certain circumstances will automatically, be accelerated and become due and payable immediately.

Warrant Agreement and Warrants

In connection with the PSP Agreement and as partial compensation to Treasury for the provision of financial assistance under the PSP Agreement, the Company will issue warrants (each a “Warrant” and, collectively, the “Warrants”) to Treasury to purchase up to an aggregate of 357,317 shares (the “Warrant Shares”) of the Company’s common stock, no par value (the “Common Stock”), at an exercise price of $28.38 per share (the “Exercise Price”), which was the closing price of the Common Stock on The Nasdaq Stock Market on April 9, 2020. The Warrants will be issued pursuant to the terms of a Warrant Agreement entered into by the Company and Treasury on April 23, 2020 (the “Warrant Agreement”). The number of Warrant Shares to be issued is subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants.

On the Closing Date, the Company issued a Warrant to Treasury to purchase 125,804 shares of Common Stock. On each Disbursement Date, the Company will issue to Treasury an additional Warrant to purchase a number of shares of Common Stock determined by the quotient of (a) the product of the amount by which the principal amount of the Promissory Note is increased on the closing date of such Warrant, multiplied by 0.1, divided by (b) the Exercise Price.

The Warrants are freely transferable and do not have any voting rights. The Warrant Agreement also provides for certain registration rights. The right to purchase Warrant Shares expires on the fifth anniversary of the date of issuance of each Warrant. The Warrants will be exercisable either through net share settlement or cash, at the Company’s option.

The Warrants are being issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any issuance of Common Stock upon exercise of the Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to each of the PSP Agreement, the Promissory Note, the Warrant Agreement and the Form of Warrant, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above under the caption “Promissory Note” is incorporated herein by reference to the extent responsive to Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above under the caption “Warrant Agreement and Warrants” is incorporated herein by reference to the extent responsive to Item 3.02.

Item 8.01. Other Events.

On April 24, 2020, the Company issued a press release captioned “SkyWest to Receive $438 million through Payroll Support Program Under CARES Act.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title of Document

99.1	Press Release, dated April 24, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” “expects,” “intends,” “believes,” “anticipates,” “estimates,” “should,” “likely” and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the expected timing and benefits of the CARES Act funding and other statements that are not historical facts. All forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statements for any reason. Readers should note that many factors could affect the future operating and financial results of the Company and the timing of certain events and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this report. These factors include, but are not limited to, uncertainties regarding the impact of the CARES Act funding on the Company’s business and operations, and the consequences of the COVID-19 outbreak to economic conditions, the travel industry and the Company’s major partners in general and the financial condition and operating results of the Company in particular. Risk factors, cautionary statements and other conditions which could cause the Company’s actual results to differ materially from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: April 24, 2020	By	/s/ Robert J. Simmons

Robert J. Simmons, Chief Financial Officer